UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 2, 2005

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2005, the Board of Directors of St. Jude Medical, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.1.

The following amendments were made:

        Article II, Section 4 was changed to permit the chief executive officer and the Chairperson of the Governance and Nominating Committee, as well as the positions previously listed, to call a special meeting of the board of directors.

        Article III, Section 1 was changed to include “chief executive officer” in the list of corporate officers.

        Article VI was changed to delete the concept of closing the books.

        Article VIII, Section 1 was changed to parallel the Minnesota Statutes regarding Bylaw provisions which may not be amended by the board of directors.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits:

3.1 Amended and Restated Bylaws of St. Jude Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of March, 2005.

ST. JUDE MEDICAL, INC.

By: /s/ Kevin T. O’Malley
Kevin T. O’Malley
Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of St. Jude Medical, Inc.